Exhibit 99.1

News Release

H&R Block Reports Fiscal 2010 Third Quarter Results

•	Consolidated net income up 6.9% to $50.6 million, or $0.15 per share
•	Net income from continuing operations of $0.16 per share, down $0.04 to prior year
•	Total revenues decline 5.9% to $934.9 million

For Immediate Release March 8, 2010

KANSAS CITY, Mo. – H&R Block, Inc. (NYSE: HRB) today reported consolidated net income for the fiscal third quarter ended Jan. 31, 2010 of $50.6 million, or 15 cents per share, up 6.9 percent from the prior period of $47.4 million.  Third quarter revenues declined 5.9 percent to $934.9 million, primarily driven by fewer tax returns prepared. Income from continuing operations of $53.6 million, or $0.16 per share1, fell 19.8 percent from $66.8 million, or $0.20 per share, in the prior year period.

“While we are disappointed with our early results this tax season, we remain committed to improving our performance as the remainder of the season unfolds.  We expect to outperform our competitors regardless of the external factors like unemployment rates, but we have not done so to-date,” said Russ Smyth, President and Chief Executive Officer of H&R Block. “We continue to believe that our focus on increasing client satisfaction, improving the quality of our service, enhancing our value perception and continuing to reduce our cost structure is the right formula for success,” added Mr. Smyth.

Tax Services

Total segment revenues fell 6.2 percent year-over-year to $747.7 million, primarily reflecting a 7.1 percent decline in total retail tax returns prepared.  Pretax income of $131.2 million for the third quarter was essentially flat compared with pretax income of $133.5 million a year ago, despite the decline in revenues.

Interim Tax Results through Feb. 28

1 All per share amounts are based on fully diluted shares

Based upon various industry-wide sources, the company believes that total IRS filings are down 4 to 5 percent through Feb. 28, partially due to weather-related slowness in February.  The company anticipates that by the end of the tax season total IRS filings will decline approximately 2.5 to 3.5 percent over the prior year, or only approximately half the rate of decline seen in the period through Feb. 28.  However, this decline would nonetheless be nearly double the company’s original estimate of lower returns.

The shift from assisted preparation to internet based or other do-it-yourself (DIY) tax preparation methods has accelerated in the early part of this tax season compared with previous years.  Historically late season filers, who tend to have higher incomes, have shifted to DIY at a slower rate than early season filers.

For the fiscal 2010 tax season through Feb. 28, the company’s same-office tax returns prepared in retail operations fell 6.8 percent compared to the prior-year period.  Total retail tax returns prepared through Feb. 28 were down 9.4 percent.

Digital returns2 prepared by H&R Block were down 4.4 percent, although online returns grew 2.5 percent.  The aggregate number of digital returns including the Free File Alliance fell 3.8 percent. Software-based returns declined by 12.1 percent due to the company’s decision to exit two unprofitable distribution channels.

Total tax preparation revenues through Feb. 28 fell $124.1 million, or 7.1 percent over the comparable period in 2009.  This reflects a 9.4 percent decline in total retail returns prepared, partially offset by the impact of an increase of 2.4 percent in net average fees per retail return.

“Our initiatives to improve service levels have resulted in stabilizing client retention levels through February after years of steady declines.  However, our efforts to drive new client growth so far this year have not met our expectations,” said Mr. Smyth. “We are focused on improving our top line results for the remainder of the year, while we continue to reduce expenses. We have already demonstrated an ability to reduce our cost structure without negatively affecting client experience, and we believe we can continue to do even more in the future,” added Mr. Smyth.

RSM McGladrey

RSM McGladrey (“RSM”) reported a third quarter pretax loss of $11.2 million compared to pretax income of $10.7 million a year ago.  The largest component of this change was due to a $15.0 million goodwill impairment related to RSM’s capital markets business.

Third quarter revenues fell $6.7 million, or 3.6 percent, compared to the prior year period.  The drop in revenues mainly stems from the impact of the overall weak economic environment, which continues to pressure billable rates and hours within the industry.

2 “Digital returns” consist of online and desktop software products, excluding Free File Alliance returns.

In February, RSM and McGladrey & Pullen, LLP entered into new definitive agreements concerning their alternative practice structure, which renewed the long-standing business relationship between these two firms.  This ends an uncertain period that had adversely affected RSM’s ability to participate in proposals for new client engagements. RSM also incurred legal and consulting expenses related to these negotiations of $3.3 million in the third quarter and $6.2 million fiscal year-to-date.

Corporate

Corporate operations includes corporate support department costs, such as finance and legal, as well as net interest margin and other gains/losses associated with H&R Block Bank’s declining mortgage portfolio.  For the third quarter ended Jan. 31, 2010, Corporate operations reported a pretax loss of $22.5 million, compared to a loss of $42.4 million in the prior year.  This represented an improvement of nearly 47 percent. Reduced expenses in the fiscal third quarter included reductions in self-insured liabilities, lower interest expense on corporate borrowings and reduced loss provisions on mortgage loans held for investment.

Share Repurchases and Financing Developments

The company repurchased and retired 6.8 million shares during the third quarter at an aggregate price of $150.0 million.  On March 4, the Company closed a new $1.7 billion committed line of credit (“CLOC“) with a consortium of banks led by Bank of America, N.A., Wells Fargo Bank, N.A. and BNP Paribas.  This facility replaces the company’s prior aggregate $2 billion CLOCs and will mature in July, 2013.  The $650 million quarter-end net worth covenant remains unchanged.  Full details concerning the terms of the new CLOC will be included in the company’s Form 10-Q for the third quarter of fiscal 2010.

Conference Call

At 4:30 p.m. EST today, the company will host its fiscal third quarter conference call for analysts, institutional investors and shareholders.  To access the call, please dial the number below approximately five to 10 minutes prior to the scheduled starting time:

U.S./Canada (877) 247-6355 or International (706) 679-0371
Conference ID: 57298613

The call also will be webcast in a listen-only format for the media and public.  The link to the webcast can be accessed directly at http://investor-relations.hrblock.com.

A replay of the call will be available beginning at 6 p.m. EST on March 8, and continuing until March 30, by dialing (800) 642-1687 (U.S./Canada) or (706) 645-9291 (international).  The conference ID is 57298613.  The webcast will be available for replay beginning on March 9 at http://investor-relations.hrblock.com

Forward Looking Statements
This announcement may contain forward-looking statements, which are any statements that are not historical facts. These forward-looking statements, as well as the Company’s guidance, are based upon the Company’s current expectations and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the Company’s actual results could differ materially from these statements. These risks and uncertainties relate to, among other things, uncertainties regarding the Company’s ability to attract and retain clients; meet its prepared returns targets; uncertainties and potential contingent liabilities arising from our former mortgage loan origination and servicing business; uncertainties in the residential mortgage market and its impact on loan loss provisions; uncertainties pertaining to the commercial debt market; competitive factors; the Company’s effective income tax rate; litigation; uncertainties regarding the level of share repurchases; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in Item 1A of the Company’s 2009 annual report on Form 10-K and in other filings by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

About H&R Block

H&R Block Inc. (NYSE: HRB) is the world’s preeminent tax services provider, having prepared more than 500 million tax returns since 1955. In fiscal 2009, H&R Block had annual revenues of $4.1 billion and prepared more than 24 million tax returns worldwide, utilizing more than 100,000 highly trained tax professionals. The Company provides tax return preparation services in person, through H&R Block At Home™ online and desktop software products, and through other channels. The Company is also one of the leading providers of business services through RSM McGladrey. For more information, visit our Online Press Center at www.hrblock.com.

For Further Information
Investor Relations                             Derek Drysdale, 816. 854.4513, derek.drysdale@hrblock.com
Media Relations                                Gene King, 816.854.4672, gene.king@hrblock.com

TABLE FOLLOWS

KEY OPERATING RESULTS
Unaudited, amounts in thousands, except per share data

	Three months ended January 31,
	Revenues		Income (loss)
	2010	2009	2010	2009

Tax Services	$747,685	$796,866	$131,189	$133,473
Business Services	178,482	185,177	(11,222)	10,695
Corporate and Eliminations	8,685	11,403	(22,516)	(42,429)
	$934,852	$993,446	97,451	101,739
Income tax			43,848	34,909
Net income from continuing operations			53,603	66,830
Net loss from discontinued operations			(2,968)	(19,467)
Net income			$50,635	$47,363

Basic earnings (loss) per share:
Net income from continuing operations			$0.16	$0.20
Net loss from discontinued operations			(0.01)	(0.06)
Net income			$0.15	$0.14

Basic shares outstanding			332,999	337,338

Diluted earnings (loss) per share:
Net income from continuing operations			$0.16	$0.20
Net loss from discontinued operations			(0.01)	(0.06)
Net income			$0.15	$0.14

Diluted shares outstanding			334,297	338,687

	Nine months ended January 31,
	Revenues		Income (loss)
	2010	2009	2010	2009

Tax Services	$944,953	$983,300	$(212,973)	$(218,309)
Business Services	562,702	592,873	(9,727)	23,481
Corporate and Eliminations	28,783	40,651	(103,575)	(143,856)
	$1,536,438	$1,616,824	(326,275)	(338,684)
Income tax benefit			(122,789)	(143,930)
Net loss from continuing operations			(203,486)	(194,754)
Net loss from discontinued operations			(8,100)	(26,476)
Net loss			$(211,586)	$(221,230)

Basic and diluted loss per share:
Net loss from continuing operations			$(0.61)	$(0.59)
Net loss from discontinued operations			(0.02)	(0.08)
Net loss			$(0.63)	$(0.67)

Basic and diluted shares outstanding			334,293	331,429

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     Basic earnings per share is computed using the two-class method and is based on the weighted average number of shares outstanding.  The dilutive effect of potential common shares is included in diluted earnings per share, except in those periods with a loss from continuing operations.

     Certain reclassifications have been made to prior year amounts to conform to the current year presentation. Effective May 1, 2009, we realigned certain segments of our business to reflect a new management reporting structure. The operations of H&R Block Bank, which were previously reported as the Consumer Financial Services segment, have now been reclassified, with activities that support our retail tax network included in the Tax Services segment, and income and expenses of our static portfolio of mortgage loans held for investment and related assets included in Corporate. These reclassifications had no effect on our total operating expenses, results of operations or stockholders’ equity as previously reported.

CONDENSED CONSOLIDATED BALANCE SHEETS
Amounts in thousands, except per share data

	January 31,	January 31,	April 30,
	2010	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$1,727,677	$1,269,203	$1,654,663
Cash and cash equivalents - restricted	85,313	75,893	51,656
Receivables, net	2,566,830	2,642,951	512,814
Prepaid expenses and other current assets	344,922	425,042	351,947
Total current assets	4,724,742	4,413,089	2,571,080

Mortgage loans held for investment, net	641,157	781,755	744,899
Property and equipment, net	362,170	383,704	368,289
Intangible assets, net	371,951	394,106	385,998
Goodwill	843,054	848,443	850,230
Other assets	467,055	480,795	439,226
Total assets	$7,410,129	$7,301,892	$5,359,722

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$1,675,094	$690,485	$-
Customer banking deposits	2,220,501	2,115,708	854,888
Accounts payable, accrued expenses and other current liabilities	756,501	734,755	705,945
Accrued salaries, wages and payroll taxes	182,151	206,959	259,698
Accrued income taxes	118,079	143,791	543,967
Current portion of long-term debt	2,576	9,030	8,782
Current Federal Home Loan Bank borrowings	25,000	104,000	25,000
Total current liabilities	4,979,902	4,004,728	2,398,280

Long-term debt	1,032,800	2,002,647	1,032,122
Long-term Federal Home Loan Bank borrowings	75,000	-	75,000
Other noncurrent liabilities	385,960	454,512	448,461
Total liabilities	6,473,662	6,461,887	3,953,863

Stockholders' equity:
Common stock, no par, stated value $.01 per share	4,374	4,442	4,442
Additional paid-in capital	826,503	835,329	836,477
Accumulated other comprehensive income (loss)	1,086	(16,614)	(11,639)
Retained earnings	2,162,406	2,015,650	2,671,437
Less treasury shares, at cost	(2,057,902)	(1,998,802)	(2,094,858)
Total stockholders' equity	936,467	840,005	1,405,859
Total liabilities and stockholders' equity	$7,410,129	$7,301,892	$5,359,722

CONDENSED CONSOLIDATED INCOME STATEMENTS
Unaudited, amounts in thousands, except per share data

	Three months ended January 31,		Nine months ended January 31,
	2010	2009	2010	2009
Revenues:
Service revenues	$744,327	$799,687	$1,287,270	$1,356,744
Product and other revenues	142,179	135,155	176,422	166,582
Interest income	48,346	58,604	72,746	93,498
	934,852	993,446	1,536,438	1,616,824

Operating expenses:
Cost of revenues	645,747	684,567	1,443,146	1,489,652
Selling, general and administrative	194,661	208,814	427,563	464,054
	840,408	893,381	1,870,709	1,953,706

Operating income (loss)	94,444	100,065	(334,271)	(336,882)
Other income (expense), net	3,007	1,674	7,996	(1,802)

Income (loss) from continuing operations before taxes (benefit)	97,451	101,739	(326,275)	(338,684)
Income taxes (benefit)	43,848	34,909	(122,789)	(143,930)

Net income (loss) from continuing operations	53,603	66,830	(203,486)	(194,754)
Net loss from discontinued operations	(2,968)	(19,467)	(8,100)	(26,476)

Net income (loss)	$50,635	$47,363	$(211,586)	$(221,230)

Basic earnings (loss) per share:
Net income (loss) from continuing operations	$0.16	$0.20	$(0.61)	$(0.59)
Net loss from discontinued operations	(0.01)	(0.06)	(0.02)	(0.08)
Net income (loss)	$0.15	$0.14	$(0.63)	$(0.67)

Basic shares outstanding	332,999	337,338	334,293	331,429

Diluted earnings (loss) per share:
Net income (loss) from continuing operations	$0.16	$0.20	$(0.61)	$(0.59)
Net loss from discontinued operations	(0.01)	(0.06)	(0.02)	(0.08)
Net income (loss)	$0.15	$0.14	$(0.63)	$(0.67)

Diluted shares outstanding	334,297	338,687	334,293	331,429

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited, amounts in thousands

	Nine months ended January 31,
	2010	2009

Net cash used in operating activities	$(2,729,047)	$(2,423,562)

Cash flows from investing activities:
Principal payments on mortgage loans held for investment, net	56,114	72,150
Purchases of property and equipment	(63,242)	(73,913)
Payments made for business acquisitions, net of cash acquired	(10,828)	(290,868)
Proceeds from sale of businesses, net	66,760	11,556
Net cash provided by investing activities of discontinued operations	-	255,066
Other, net	22,370	12,283
Net cash provided by (used in) investing activities	71,174	(13,726)

Cash flows from financing activities:
Repayments of Federal Home Loan Bank borrowings	-	(40,000)
Proceeds from Federal Home Loan Bank borrowings	-	15,000
Repayments of short-term borrowings	(982,774)	(888,983)
Proceeds from short-term borrowings	2,657,436	2,550,281
Customer banking deposits	1,365,163	1,326,584
Dividends paid	(151,317)	(147,569)
Repurchase of common stock, including shares surrendered	(154,201)	(7,387)
Proceeds from exercise of stock options	15,678	69,891
Proceeds from issuance of common stock, net	-	141,450
Net cash provided by financing activities of discontinued operations	-	4,783
Other, net	(29,434)	17,544
Net cash provided by financing activities	2,720,551	3,041,594

Effects of exchange rates on cash	10,336	-

Net increase in cash and cash equivalents	73,014	604,306
Cash and cash equivalents at beginning of the period	1,654,663	664,897
Cash and cash equivalents at end of the period	$1,727,677	$1,269,203

Supplementary cash flow data:
Income taxes paid (refunds received), net	$269,774	$(13,006)
Interest paid on borrowings	61,118	70,891
Interest paid on deposits	8,654	11,484
Transfers of loans to foreclosed assets	12,689	62,774

Interim U.S. Tax Operating Data
(amounts in thousands, except net average fee)

	Tax Season YTD 1/31 2010	Tax Season YTD 1/31 2009	Percent change	Tax Season YTD 2/28 2010	Tax Season YTD 2/28 2009	Percent change
Net tax preparation fees - retail: (2)
Company-owned operations	$469,911	$498,470	-5.7%	$1,060,980	$1,159,444	-8.5%
Franchise operations	244,184	251,818	-3.0%	554,908	580,539	-4.4%
Total retail operations	$714,095	$750,288	-4.8%	$1,615,888	$1,739,983	-7.1%

Total returns prepared: (1)
Company-owned operations	2,292	2,467	-7.1%	5,380	5,995	-10.3%
Franchise operations	1,347	1,451	-7.2%	3,186	3,455	-7.8%
Total retail operations	3,639	3,918	-7.1%	8,566	9,450	-9.4%

Digital software	635	780	-18.6%	1,364	1,551	-12.1%
Digital online	719	643	11.8%	1,786	1,743	2.5%
Sub-total	1,354	1,423	-4.8%	3,150	3,294	-4.4%
Digital Free File Alliance	201	178	12.9%	501	502	-0.2%
Total digital tax solutions	1,555	1,601	-2.9%	3,651	3,796	-3.8%
	5,194	5,519	-5.9%	12,217	13,246	-7.8%
Net average fee - retail: (1,3)
Company-owned operations	$205.06	$202.15	1.4%	$197.21	$193.60	1.9%
Franchise operations	181.20	173.60	4.4%	174.17	168.08	3.6%
Total retail operations	$196.23	$191.58	2.4%	$188.64	$184.26	2.4%

Same-office tax preparation fees: (1,4)
Company-owned operations	$466,519	$482,530	-3.3%	$1,048,437	$1,106,147	-5.2%
Franchise operations	235,255	241,323	-2.5%	531,652	551,339	-3.6%
Total retail operations	$701,774	$723,853	-3.1%	$1,580,089	$1,657,486	-4.7%

Same-office returns prepared: (1,4)
Company-owned operations	2,249	2,335	-3.7%	5,306	5,692	-6.8%
Franchise operations	1,292	1,376	-6.1%	3,055	3,278	-6.8%
Total retail operations	3,541	3,711	-4.6%	8,361	8,970	-6.8%

(1)	Prior year numbers have been reclassified between company-owned and franchise operations for offices which were refranchised during either year.
(2)	Amounts include gross tax preparation fees less coupons and discounts.
(3)	Amounts are calculated as net retail tax preparation fees divided by retail tax returns.
(4)	Same-office returns represent returns prepared at 6,978 company and 3,871 franchise offices open in both fiscal year 2010 and fiscal year 2009.